Exhibit 10.1.8

QUALCOMM Incorporated

Development, Test, and Deployment Products Standard Terms and Conditions

This Agreement is entered into by and between QUALCOMM Incorporated (“QUALCOMM”) and AirCell LLC, having an office located at 1250 North Arlington Heights Road, Ste. 500, Itasca, IL 60143 (“Buyer”) with respect to the following facts:

1. DEFINITIONS.

“Development Tools” means either hardware or software tools used in the development and testing of wireless communications equipment that incorporates a QUALCOMM integrated circuit, including any updates, documentation or information that may, at QUALCOMM’s sole discretion, be provided to Buyer. Software tools may be provided in object code or source code, at QUALCOMM’s sole discretion.

“Equipment” means QUALCOMM’s test and deployment equipment, including but not limited to, form factor accurate test mobiles, described in a purchase order accepted by QUALCOMM as specified below and any accompanying documentation, such as technical and instruction manuals.

“Product” means Equipment, Software, and Development Tools.

“Software” means any software, including any updates, documentation or information that may, at QUALCOMM’s sole discretion, be provided to Buyer.

2. AGREEMENT; DELIVERY; PRICE; PAYMENT TERMS. These terms and conditions apply to all Products and each and every purchase order (“P.O.”) issued to QUALCOMM by Buyer. QUALCOMM is not obligated to accept any P.O. from Buyer. Subject to the following sentence, each P.O. accepted by QUALCOMM and these Terms and Conditions shall constitute the entire agreement (the “Agreement”) between Buyer and QUALCOMM with respect to the purchase, sale and delivery of the Products described in such P.O. Any terms or conditions stated by Buyer in any P.O. or otherwise that are different from, or in addition to, these Terms and Conditions shall be of no force and effect, and no course of dealing, usage of trade, or course of performance shall be relevant to explain or modify any term expressed in the Agreement. QUALCOMM expressly rejects additional or different terms. All deliveries of Product shall be made FOB QUALCOMM’s San Diego facility (the “Delivery Point”) by a carrier selected by QUALCOMM, and Buyer shall pay all shipping charges directly to carrier. In the event QUALCOMM pays any shipping, freight, or insurance charges on behalf of Buyer, Buyer shall promptly reimburse QUALCOMM for all such charges. Title to, and risk of loss or damage of, the Equipment shall pass to Buyer upon QUALCOMM’s delivery of the Product to the carrier at the Delivery Point. Buyer shall inspect and either accept or reject all items of Product within fifteen (15) days after the date of shipment. If Buyer fails to effectively reject any Product in a written document delivered to QUALCOMM within such 15-day period, Buyer shall be deemed conclusively to have accepted such Product. The price of Product delivered shall be as mutually agreed upon by the parties. All amounts are stated in, and shall be paid in, U.S. dollars. The prices do not include any applicable sales, use, excise and/or withholding taxes; customs duties; fees; freight, insurance and delivery charges; or any other taxes, fees, or charges. All taxes, fees and other charges imposed in connection with the sale and delivery of the Product shall be paid directly by Buyer. In the event QUALCOMM pays any such fees, taxes, or charges, Buyer shall promptly reimburse QUALCOMM therefor. With respect to each Product P.O. accepted by QUALCOMM, Buyer shall not less than thirty (30) days prior to scheduled delivery of Products, render payment in full to QUALCOMM via check or wire transfer. If Buyer fails to either timely remit payment via check or wire transfer, then QUALCOMM shall be entitled to treat any P.O. (for which such check or wire transfer is related) as canceled by Buyer. Buyer shall pay to QUALCOMM a late charge on any past due amounts at the rate of one and one-half percent (1.5%) per month or part thereof or the maximum amount permitted by law, whichever is less. Buyer hereby waives any existing and future claims and offsets against payments due for the purchase of any and all Product and agrees to pay all amounts due regardless of any such offset or claim.

3. RIGHT TO USE.

(a) Software License. QUALCOMM hereby grants to Buyer a non-exclusive, non-transferable, revocable license under QUALCOMM’s copyrights in the Software to use the Software supplied hereunder by QUALCOMM solely in conjunction with the Development Tools and Equipment provided hereunder and subject to the terms and conditions of this Agreement. Buyer warrants and agrees that Buyer shall not, without the prior written consent of QUALCOMM, (i) alter, modify, translate, or adapt any Software or create any derivative works based thereon; (ii) except as necessary to install or load the Software in the Equipment, copy any Software; (iii) assign, sublicense, resell or otherwise transfer the Software in whole or in part to any unauthorized third party; (iv) transfer Software except in conjunction with the transfer of the product in which the Software is imbedded or contained; (v) use the Software except as specifically contemplated in this Agreement; (vi) decompile, reverse assemble, translate or otherwise reduce the Software or any portion thereof to human-perceivable form; (vii) combine or merge any portion of the Software with any other software; (viii) disclose the Software to any third party; or (ix) incorporate, link, distribute or use (1) the Software, or (2) any software, products, documentation, content or other materials developed using the Software, with any code or software licensed under the GNU General Public License (“GPL”), LGPL, Mozilla, or any other open source license, in any manner that could cause or could be interpreted or asserted to cause the Software or other QUALCOMM software (or any modifications thereto) to become subject to the terms of the GPI., LGPL, Mozilla or such other open source license. The entire right, title and interest in the Software shall remain with QUALCOMM, and Buyer shall not remove any copyright notices or other legends from the Software or any accompanying documentation.

(b) Software Maintenance. Software maintenance is limited to only QUALCOMM’s (i) CDMA Air Interface Tester (CAIT™), (ii) QXDM PRO, and (iii) Friendly Viewer™ Software products. Subject to Buyer’s payment of the applicable annual maintenance fees, QUALCOMM will provide to Buyer any standard commercial updates to the Software, when and if such updates are made available to similarly situated customers of QUALCOMM, in the form of bug fixes and/or minor functional updates to the Software and accompanying documentation (“Updates”). The annual maintenance fee for the twelve (12) month period relating to the applicable Product shall be invoiced to Buyer. Once the Buyer stops paying the applicable maintenance fees for such Product, it shall have no rights to Software Updates for such Product. QUALCOMM reserves the option to require the payment of an additional commercially reasonable fee if additional features or improved performance are made available to Buyer (“Upgrades”). Upgrades, when delivered to Buyer, shall become part of the Software and shall be subject to all of the terms of this Agreement. Buyer understands and agrees that increases in the annual maintenance fees may occur in years subsequent to the first year and QUALCOMM will provide Buyer with reasonable notice in advance of any such increase. QUALCOMM may at any time elect to discontinue providing Updates for any Software, effective upon expiration of the applicable annual maintenance term, by providing written notice to Buyer. Software maintenance for each Product is subject to written quotation by QUALCOMM.

(c) Development Tools. For any and all Development Tools provided by QUALCOMM to Buyer under this Agreement, Buyer may use the Development Tools solely in connection with the testing and development of wireless communications equipment that incorporates a QUALCOMM integrated circuit. As reasonably necessary to use the Development Tools in accordance with the preceding sentence in this Section, Buyer shall have the right to make a reasonable number of copies of the Development Tools for use solely by employees of Buyer for purposes consistent herewith and for archival purposes. Buyer shall have no right to alter, modify, translate or adapt the Development Tools or create derivative works thereof, nor shall Buyer have the right to sublicense, transfer or otherwise provide the Development Tools to any third party. Except as expressly permitted above, Buyer shall not use the Development Tools for any other purpose.

(d) Equipment. To the extent Buyer purchases any Equipment, QUALCOMM hereby grants Buyer the right to use the Equipment solely for internal testing, and Buyer shall have no right to use the Equipment for demonstration purposes without QUALCOMM’s prior written consent. Buyer agrees not to use the Equipment for the purpose of developing data collection or diagnostic products. In addition to the Software restrictions stated in this Agreement, Buyer shall not assign, sublicense, resell or otherwise transfer QUALCOMM’s Equipment, or any Software contained therein to any third party, without the prior written authorization of QUALCOMM.

While Buyer is purchasing a license to use the Software, nothing herein shall be construed as the sale of any Software to Buyer. Nothing herein shall be deemed to grant any right to Buyer under any of QUALCOMM’s patents. This Agreement shall not modify or abrogate Buyer’s obligations under any other agreement with QUALCOMM. Neither the supply of any Development Tools, the sale of any Equipment, or the license of any Software, nor any provision of this Agreement shall be construed to grant to Buyer either expressly, by implication or by way of estoppel, any license under any patents or other intellectual property rights of QUALCOMM covering or relating to any other product or invention, or any combination of any Product with any other product.

4. WARRANTIES. QUALCOMM warrants only to Buyer that for a period of ninety (90) days after delivery to the Delivery Point that (i) the Products (excluding the Software) will be free from material defects in workmanship and materials under normal use, and (ii) the Software will be free from programming errors which significantly impair its operation for the purposes expressly contemplated in this Agreement. Buyer’s sole remedy for breach of the above warranty shall be the return of the allegedly defective item to QUALCOMM at Buyer’s sole expense and, if QUALCOMM determines that such item is defective and covered by warranty, QUALCOMM shall repair or replace, at QUALCOMM’s sole option, the item or, if QUALCOMM determines that it is unable to repair or replace such item, QUALCOMM shall refund to Buyer the price paid therefor. Notwithstanding the foregoing, no warranty, expressed or implied, shall extend to any Product which has been subjected to misuse, neglect, accident, or improper storage or installation or which has been repaired, modified, or altered by anyone other than QUALCOMM or in a manner not otherwise authorized by QUALCOMM. QUALCOMM does not warrant and shall not be responsible for any design, specification, drawing or other data or information furnished by it to Buyer hereunder. QUALCOMM MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT, OR ANY EXPRESS OR IMPLIED WARRANTY ARISING OUT OF TRADE USAGE OR OUT OF A COURSE OF DEALING OR COURSE OF PERFORMANCE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY QUALCOMM OR ITS AUTHORIZED REPRESENTATIVES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF ANY WARRANTY PROVIDED HEREIN. Buyer hereby acknowledges and agrees that it has not relied on any representations or warranties other than those expressly set forth herein.

5. TERMINATION. This Agreement shall become effective as of the Effective Date and shall remain in effect for three (3) years thereafter and shall apply to all P.O.s for the purchase, sale and delivery of Products during this period, unless sooner terminated by either party upon thirty (30) days written notice. Thereafter, this Agreement shall be automatically extended on a year-to-year basis unless terminated by either party upon thirty (30) days prior written notice. QUALCOMM shall have the right to terminate this Agreement and any licenses granted hereunder and/or to cancel or hold any and/or all orders placed by Buyer and any and/or all shipments of Product, regardless of any prior confirmation or acceptance by QUALCOMM, if: (a) Buyer is or becomes insolvent; (b) Buyer makes an assignment for the benefit of creditors, or a receiver is appointed to take charge of all or any part of Buyer’s assets or business; (c) Buyer is the subject of a bankruptcy or reorganization proceeding, whether voluntary or involuntary; or (d) Buyer fails to timely perform any of its obligations under the Agreement and such failure is not cured within ten (10) days after QUALCOMM gives written notice to Buyer of such failure. Product maintenance shall cease immediately upon termination of this Agreement regardless of any maintenance fees paid, and Buyer is not entitled to refund of any maintenance fees.

6. LIMITATION OF LIABILITY. IN NO EVENT SHALL QUALCOMM BE LIABLE TO BUYER FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL DAMAGES, ARISING OUT OF THE USE OR INABILITY TO USE, OR THE DELIVERY OR FAILURE TO DELIVER., ANY PRODUCT, EVEN IF QUALCOMM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATION OF LIABILITY SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF WHETHER BUYER’S REMEDIES HEREUNDER

ARE DETERMINED TO HAVE FAILED OF THEIR ESSENTIAL PURPOSE. FURTHER, THE ENTIRE LIABILITY OF QUALCOMM, AND THE SOLE AND EXCLUSIVE REMEDY OF BUYER, FOR ANY CLAIM OR CAUSE OF ACTION ARISING HEREUNDER (WHETHER IN CONTRACT, TORT, OR OTHERWISE) SHALL NOT EXCEED THE GREATER OF THE PURCHASE PRICE PAID FOR THE PRODUCT WHICH IS THE SUBJECT OF SUCH CLAIM OR CAUSE OF ACTION OR ONE THOUSAND DOLLARS ($1,000).

7. CONFIDENTIALITY. Buyer acknowledges that the Products, all technical documentation delivered to Buyer by QUALCOMM hereunder, and all other information relating to the design, development, configuration, use, installation, operation and maintenance of the Products constitute confidential and proprietary information of QUALCOMM (referred to as “Confidential Information”). Buyer shall not duplicate, use other than in accordance with this Agreement, or disclose to any third person any Confidential Information without the prior written consent of QUALCOMM. Buyer shall have no right to sublicense, transfer or sell QUALCOMM Confidential Information to any third party. Moreover, such Confidential Information shall be used by Buyer only for the purpose of performing under this Agreement. Information delivered to Buyer orally or in tangible form and without regard to whether it has been identified or marked as confidential or otherwise, shall be subject to this paragraph.

8. EXPORT COMPLIANCE ASSURANCE. Buyer acknowledges that all products, proprietary data, know-how, software or other data or information (herein referred to as “Items”) obtained from QUALCOMM are subject to the United States (U.S.) government export control laws, which may restrict or prohibit their export, re-export, or transfer. Buyer, therefore, agrees that neither it nor its subsidiaries or affiliates will directly or indirectly export, re-export, transfer, or release, or cause to be exported or re-exported (herein referred to as “export”), any such Items or any direct Item thereof to any destination or entity prohibited or restricted under U.S. law including but not limited to U.S. government embargoed or sanctioned countries or entities. unless it shall obtain prior to export an authorization from the applicable U.S. government agency (either in writing or as provided by applicable regulation). The U.S. government currently maintains embargoes or sanctions against the following countries: Cuba, Iran, Iraq, North Korea, Sudan, and Syria. This list is amended by the U.S. government from time to time and all such amendments shall be applicable to this Agreement. Buyer further agrees that no Items received from QUALCOMM will be directly or indirectly employed in or transferred to missile technology, sensitive nuclear, or chemical biological weapons end uses or in any manner transferred to any party for any such end use.

U.S. government restrictions are implemented principally through the Export Administration Regulations (“EAR”, 15 C.F.R. §§ 730 et seq., available at http://www.bis.doc.gov/ ) administered by Department of Commerce, Bureau of Industry and Security and the Foreign Asset Control Regulations administered by the Department of Treasury, Office of Foreign Assets Control (“OFAC”, 30 C.F.R. Part 500 et. seq., available at http://www.treas.gov/offices/enforcement/ofac/).

Furthermore, Buyer agrees to comply with all trade laws applicable in other country jurisdictions as they pertain to import, use, export or distribution.

The terms of this Export Compliance Assurance shall survive and continue in effect upon termination of this Agreement with QUALCOMM.

9. MISCELLANEOUS. Buyer may not assign this Agreement or any right, nor delegate any obligation under this Agreement, without QUALCOMM’s prior written consent. No addition or modification to this Agreement shall be effective unless made in writing and signed by both parties. Any delay or failure to enforce at any time any provision of this Agreement shall not constitute a waiver of the right thereafter to enforce each and every provision thereof. If any of the provisions of this Agreement is determined to be invalid, illegal, or otherwise unenforceable, the remaining provisions shall remain in full force and effect. This Agreement will be governed by the laws of the State of California, U.S.A., excluding the U.N. Convention on International Sale of Goods, without regard to conflict of laws principles. All disputes arising in connection therewith shall be heard only by a court of competent jurisdiction in San Diego County, California, and the prevailing party in any legal proceeding shall be entitled to recover its reasonable attorneys’ fees incurred in connection therewith. Any notice or other communication made or given by either party in connection with this Agreement shall be sent via facsimile (with confirmation, and a copy of such notice also sent by First Class U.S. Mail), or by registered or certified mail, postage prepaid, return receipt requested, or by courier service. Notices to QUALCOMM shall he addressed to QUALCOMM Incorporated, Attn: Legal Counsel, 5775 Morehouse Drive, San Diego, CA 92121; and to Buyer to the address set forth in the first paragraph. The parties’ rights and obligations which by their sense and context are intended to survive any termination or expiration of this Agreement shall so survive. This Agreement may be executed in identical counterparts, each of which shall be deemed to be an original and, which taken together, shall be deemed to constitute the Agreement when a duly authorized representative of each party has signed a counterpart. Each party agrees that the delivery of this Agreement by facsimile shall have the same force and effect as delivery of original signatures and that each party may use facsimile signatures and photocopies of signatures as evidence of the execution and delivery of this Agreement by each party to the same extent that an original signature could be used.

The parties hereto have caused this Agreement to be executed as of the date first set forth below.

QUALCOMM Incorporated		AirCell LLC

By:	/s/ Charles S. Chivetta	By:	/s/ Joe Cruz

Name:	Charles S. Chivetta	Name:	Joe Cruz

Title:	Director, Finance, QUALCOMM CDMA Technologies	Title:	SVP, CTO

Date:	October 9, 2007	Date:	9/26/2007